Calculation of Filing Fee Tables
S-4
APA Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	7.70% Notes due 2026	Other	57,743,000		$ 57,743,000.00	0.0001531	$ 8,840.45
Fees to be Paid	2	Debt	7.95% Notes due 2026	Other	55,695,000		$ 55,695,000.00	0.0001531	$ 8,526.90
Fees to be Paid	3	Debt	4.875% Notes due 2027	Other	38,777,000		$ 38,777,000.00	0.0001531	$ 5,936.76
Fees to be Paid	4	Debt	4.375% Notes due 2028	Other	238,849,000		$ 238,849,000.00	0.0001531	$ 36,567.78
Fees to be Paid	5	Debt	7.75% Notes due December 15, 2029	Other	160,328,000		$ 160,328,000.00	0.0001531	$ 24,546.22
Fees to be Paid	6	Debt	4.250% Notes due 2030	Other	368,571,000		$ 368,571,000.00	0.0001531	$ 56,428.22
Fees to be Paid	7	Debt	6.000% Notes due 2037	Other	341,219,000		$ 341,219,000.00	0.0001531	$ 52,240.63
Fees to be Paid	8	Debt	5.100% Notes due 2040	Other	538,504,000		$ 538,504,000.00	0.0001531	$ 82,444.96
Fees to be Paid	9	Debt	5.250% Notes due 2042	Other	208,884,000		$ 208,884,000.00	0.0001531	$ 31,980.14
Fees to be Paid	10	Debt	4.750% Notes due 2043	Other	152,680,000		$ 152,680,000.00	0.0001531	$ 23,375.31
Fees to be Paid	11	Debt	4.250% Notes due 2044	Other	76,589,000		$ 76,589,000.00	0.0001531	$ 11,725.78
Fees to be Paid	12	Debt	7.375% Debentures due 2047	Other	125,731,000		$ 125,731,000.00	0.0001531	$ 19,249.42
Fees to be Paid	13	Debt	5.350% Notes due 2049	Other	330,091,000		$ 330,091,000.00	0.0001531	$ 50,536.93
Fees to be Paid	14	Debt	7.625% Debentures due 2096	Other	37,408,000		$ 37,408,000.00	0.0001531	$ 5,727.16
Fees to be Paid	15	Debt	6.10% Notes due 2035	Other	350,000,000		$ 350,000,000.00	0.0001531	$ 53,585.00
Fees to be Paid	16	Debt	6.75% Notes due 2055	Other	500,000,000		$ 500,000,000.00	0.0001531	$ 76,550.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,581,069,000.00		$ 548,261.66
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 548,261.66
			Net Fee Due:						$ 0.00
Offering Note
[1]	Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

[2]	See Footnote 1.

[3]	See Footnote 1.

[4]	See Footnote 1.

[5]	See Footnote 1.

[6]	See Footnote 1.

[7]	See Footnote 1.

[8]	See Footnote 1.

[9]	See Footnote 1.

[10]	See Footnote 1.

[11]	See Footnote 1.

[12]	See Footnote 1.

[13]	See Footnote 1.

[14]	See Footnote 1.

[15]	See Footnote 1.

[16]	See Footnote 1.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	APA Corporation	S-4	333-282392	09/27/2024		$ 548,261.66	Debt	Debt Securities		$ 4,783,911,000.00
Fee Offset Sources		APA Corporation	S-4	333-282392		09/27/2024						$ 548,261.66
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant filed a registration statement on Form S-4 on September 27, 2024 (File No.: 333-282392) (the "Prior Registration Statement") in connection with its proposed exchange offers of certain series of debt securities of Apache Corporation, a wholly owned subsidiary of the registrant, for new registered debt securities of the registrant and paid $706,105.26 in filing fees (the "Offset Fee Amount"). The Prior Registration Statement was never declared effective and no securities were sold thereunder and on December 3, 2024, the registrant filed a registration withdrawal request to withdraw the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Offset Fee Amount paid in connection with the Prior Registration Statement will be used to offset against the amount of the registration fee due for this registration statement. Accordingly, no registration fee is being paid with this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A